Stockholders of Golub Capital BDC 3, Inc. April 22, 2024 Golub Capital BDC 3, Inc. Announces Preliminary Fiscal Year 2024 Second Quarter Financial Results and Accelerated Payment Date for Previously Declared April 2024 Monthly Distribution Golub Capital BDC 3, Inc., a business development company, today announced estimated financial results for its second fiscal quarter ended March 31, 2024. Except where the context suggests otherwise, the terms “GBDC 3”, “we,” “us,” “our,” and “Company” refer to Golub Capital BDC 3, Inc. and its consolidated subsidiaries. “GC Advisors” refers to GC Advisors LLC, our investment adviser. Set forth in the table below are certain preliminary estimates of our financial condition and results of operations for the three months ended March 31, 2024. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company’s financial results for the three months ended March 31, 2024. Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months ended March 31, 2024 are finalized. These preliminary estimates have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto. PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL RESULTS Estimated Ranges for the three months ended March 31, 2024 Net Investment Income Per Share Net investment income per share $ 0.38 $ 0.40 Accrual (reversal) for capital gain incentive fee per share — — Net investment income before accrual (reversal) for capital gain incentive fee per share1 0.38 0.40 Net realized/unrealized gain/(loss) per share Net realized/unrealized gain/(loss) per share 0.13 0.15 Earnings/(loss) per share Earnings per share 0.51 0.55 Return on Equity Net investment income return on equity2 10.3% 10.9 % Return on equity3 13.9% 15.0 % Based on the estimated range of earnings per share in the table above and the monthly distributions of earnings in accordance with GAAP previously declared by our board of directors, the Company is estimating a net asset value per share of $14.70 as of March 31, 2024, as shown below: Net Asset Value Per Share Actual net asset value per share, December 31, 2023 $ 14.70 $ 14.70 Estimated Earnings per share for the three months ended March 31, 2024 0.51 0.55 golubcapital.com Page 1 of 2

Distributions declared during the three months ended March 31, 2024 (0.51) (0.55) Estimated net asset value per share, March 31, 2024 $ 14.70 $ 14.70 Other Second Fiscal Quarter 2024 Preliminary Estimates • The Company estimates that our GAAP debt-to-equity ratio decreased to 0.87x as of March 31, 2024. • The Company estimates that non-accrual investments as a percentage of total investments at fair value and cost approximated 0.2% and 0.3%, respectively, as of March 31, 2024 as four investments were on non-accrual status. • On April 12, 2024, Golub Capital BDC, Inc. (“GBDC”) filed an amended registration statement on Form N-14, which included a joint proxy statement of GBDC and GBDC 3 and a prospectus of GBDC, in connection with GBDC’s proposed merger with us. The GBDC registration statement was declared effective by the SEC on April 15, 2024 and the special meetings for each of the Company’s and GBDC’s stockholders are scheduled for May 29, 2024. We remain excited about the proposed merger with GBDC, which we anticipate to close shortly after the special meetings, subject to stockholder approvals and other customary closing conditions. • On April 19, 2024, our board of directors accelerated the payment date to May 29, 2024, for the previously declared April 2024 monthly distribution to stockholders of record as of April 19, 2024. 1 As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual (reversal) of the capital gain incentive fee under GAAP which is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors ( the “Investment Advisory Agreement”). The capital gain incentive fee payable as calculated under the Investment Advisory Agreement for the period ended March 31, 2024 is $0. However, in accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Advisory Agreement. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP. 2 Net investment income return on equity is calculated as (1) (a) the net investment income per share (b) annualized by multiplying by four and (2) divided by the estimated net asset value per share. 3 Return on equity is calculated as (1) (a) the earnings/(loss) per share (b) annualized by multiplying by four and (2) divided by the estimated net asset value per share. FORWARD-LOOKING STATEMENTS This stockholder letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC 3, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter. golubcapital.com Page 2 of 2